UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

STAR RESORTS DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52449
(Commission File Number)

98-0521492
(IRS Employer Identification No.)

701 Brickell Ave., Suite 1550, Miami, FL 33131
(Address of principal executive offices and Zip Code)

305-728-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 8, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Star Resorts Development Inc. and its subsidiaries.

Item 2.01        Completion of Acquisition of Assets

On April 23, 2008, we completed an assignment agreement with Latin Star Developments Inc. (“Latin Star”), a Nevis company wholly-owned by our Secretary and director, David Craven. Latin Star owned rights to the shares and other assets (the “Assets”) to certain hotel and other real estate developments. Latin Star obtained these rights through a memorandum of understanding, a real estate purchase agreement and other related documents (collectively, the “Memoranda”). Latin Star has paid the amount of $3,450,000 toward the rights it has assigned to us through the assignment agreement: the sum of $3,250,000 pursuant to the memorandum of understanding and the sum of $200,000 pursuant to the real estate purchase agreement.

Under the terms of the assignment agreement, Latin Star has assigned to us, all of Latin Star’s right, title, interest in the Assets for consideration of 6,900,000 shares of our common stock. The amount of consideration was determined by our management and Latin Star through an assessment of what an arm’s-length third party might pay for the rights assigned in the assignment agreement. The amount of consideration represents only an estimate of value and should not be relied on as a measure of the realized or realizable value of the rights assigned in the assignment agreement. The shares we issued to Latin Star were paid from our treasury. When our management approved the assignment agreement, David Craven abstained from the discussion and voting because of his interest as the sole owner of Latin Star.

A copy of the assignment agreement and the Memoranda are incorporated by reference as exhibits to this Current Report on Form 8-K. The foregoing summary of the agreements are qualified in their entirety by reference to such exhibit.

As a result of the completion of the assignment agreement and our issuance of 6,900,000 shares to Latin Star, David Craven, our Secretary and a director, has obtained additional beneficial ownership of approximately 10.7% of our issued and outstanding common stock. Mr. Craven now beneficially owns approximately 34.6% of our issued and outstanding common stock. Now, our management controls 34.6% of our issued and outstanding common stock compared to approximately 24% of our issued and outstanding stock that it held prior to the transaction. For more information on this topic, please see the section below entitled “Security Ownership of Certain Beneficial Owners and Management.”

Latin Star has paid the amount of $3,450,000 toward the rights it has assigned to us through the assignment agreement: the sum of $3,250,000 pursuant to the memorandum of understanding and the sum of $200,000 pursuant to the real estate purchase agreement. These amounts were paid by Latin Star with the corporation’s own private funds.

Item 3.02        Unregistered Sales of Equity Securities.

On April 23, 2008, we issued 6,900,000 shares to Latin Star in exchange for all of its rights to the shares and other assets of certain hotel and other real estate developments.

The 6,900,000 shares of our common stock issued to Latin Star were issued pursuant to an exemption from registration as set out under Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Item 5.06        Change in Shell Company Status

Management has determined at, as of the completion of the assignment agreement with Latin Star, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this Current Report for a more detailed description of the assignment agreement. Accordingly, we include in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10.

EXECUTIVE SUMMARY

We are engaged in the business of real estate development. More specifically, our business plan is to acquire interests in real estate development projects, participate in the development of those projects and sell or lease our interests in those projects.

On April 23, 2008, we completed our acquisition from Latin Star Developments Inc. of all of the rights to the shares and other assets (the “Assets”) to certain hotel and other real estate development projects through a memoranda of understanding, a real estate purchase agreement and other related documents (collectively, the “Memoranda.”) Latin Star is a Nevis company that is wholly-owned by our Secretary and director, David Craven.

The projects that we are involved in and our percentage of equity interest that we own in each of those projects, following the completion of the assignment agreement with Latin Star, are described below:

Cerro Bayo Mountain Resort Project – We own 25% of this mountain resort project. This mountain resort project is a tourist destination year round. It is located within the Nahuel Haupi National Park close to the town of Villa la Angostura in the Argentinean Patagonia and overlooks the Nahuel Huapi Lake. Visitors participate in outdoor activities such as kayaking, fishing, hiking, mountain biking and rock climbing in the summer and skiing, snowboarding and snowmobiling in the winter. Along with owning the 25% interest in the Cerro Bayo Mountain Resort and Ski Center including all its land, Ski runs, Ski lifts, Service areas, Buildings, Base Camp, Restaurants, Retail and other Amenities, we have invested in an additional 121 acres of land adjacent to the Cerro Bayo Mountain Resort Project. We plan to develop both the land surrounding the Ski Center and this additional 121 acres of land into hotels, condominiums, ski-in ski-out villas, spa facilities, new retail stores and additional restaurants. As owner of a 25% interest in the project, Star Resorts will receive its corresponding share of the profits, if and when there are any, from the sale, lease or operation of the new real estate developed, such as the retail outlets, hotels and restaurants and from the operation of the Mountain Resort’s facilities and amenities.

Santa Maria De Los Andes Project - This is a winery and real estate development project in the province of Mendoza, Argentina. We own approximately 47 acres of vineyard land within the “Santa Maria de los Andes” project, which measures approximately 1,848 acres. The entire On this land, we intend to grow our own wine grapes and produce, bottle and sell our own premium wines. If we choose to do so, we have the right and the ability to build up to 4 luxury villas within this land for lease to visitors or sale to investors in real estate. The entire Santa Maria de los Andes Project covers approximately 1,848 acres and we own only 47 acres of that area. We, our guests and any subsequent investors to whom we may sell properties on this project, have a right to use common areas that are developed on the property by the developers of other sections of the Santa Maria de los Andes project. The plans for the development of the Santa Maria de los Andes project include a club house, an artisans’ village, equestrian facilities and polo fields. Investors will be required to pay maintenance fees for the facilities developed in the common areas. These planned facilities are scheduled for completion by approximately the end of 2008. We also intend to participate in the development of accommodations for tourists to the vineyard by building and operating – in partnership with the developers of the project (Santa Maria de los Andes S.A.) - a boutique hotel and condo-hotel units planned to be branded and managed by a world renowned luxury hotel brand.

Puerto Madero “Docks 2&3” Project - We own 20% of the Puerto Madero “Docks 2&3” Project, through our subsidiary, Inversiones del Dique S.A., an Argentine company. This project consists of a high end floating shopping mall, entertainment venues, restaurants, bars, a marina, a hotel, a spa & gym and a nightclub in the Puerto Madero district of Buenos Aires. It is being developed by a partnership led by Fiducia Capital Group which also owns 20 % of the project, and Proideas Development, which owns 50% of the project. We expect the first phase of this project to be ready by January 2009. After that we expect to receive our corresponding share of the income, when and if there is any, from the lease of the retail spaces, entertainment venues and marina slips to be developed.

We continue to be engaged in the business of the acquisition, development and operation of real estate projects.

During the nine months ended December 31, 2007, we incurred a net loss of $321,462. We have had no revenues since inception (November 8, 2005). Our future is dependent upon our ability to obtain financing and upon future profitable operations from our investment in revenue properties. We intend to seek additional capital through a private placement or public offering of our common stock, the issuance of debt securities or borrowing money.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada, U.S.A. under the name of “Nabo Inc.” We were initially engaged in the business of the acquisition and exploration of mining properties. We have not had any bankruptcy, receivership or similar proceedings since inception (November 8, 2005.)

On March 6, 2007 a change of control occurred when our majority shareholder sold all of its shares in our common stock to David Craven, a British citizen. On March 8, 2007 David Craven assumed the positions of President, Treasurer, Secretary and director of our company.

On April 17, 2007, we merged with Star Resorts Development, Inc. and our name was changed to Star Resorts Development, Inc.

Also on April 17, 2007, a seven for one stock split of our authorized, issued and outstanding common stock was effected. Our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000,000 shares with the same par value. Our issued and outstanding share capital increased from 7,200,000 shares of common stock to 50,400,000 shares of common stock.

On May 14, 2007 Enrique Abaroa Martinez became our President, Treasurer and CFO and a Director. Enrique Abaroa was succeeded as President by Alejandro Aparicio who also became CEO on August 1, 2007 and Director on December 14, 2007. David Craven continued to be our Secretary and director.

On March 31, 2008 Enrique Abaroa Martinez resigned as our Treasurer and CFO and a Director. On April 1, 2008, James J. Pierce became our Chief Financial Officer and Max Pozzoni became a director. David Craven continues to be our Secretary and director.

On April 23, 2008 we completed our acquisition from Latin Star of all of the rights to the shares, land and other assets (the “Assets”) to certain resort and other real estate developments through a memoranda of understanding, a real estate purchase agreement and other related documents (collectively, the “Memoranda.”) Latin Star is a Nevis company wholly-owned by our Secretary and director, David Craven.

Principal Products or Services and their Markets

Our intended products are real estate, hotels, spas, outdoor activity facilities, wineries, condos, villas, restaurants and retail stores.

Our services are the participation in the acquisition, development and operations, lease or sale of residential and commercial real estate developments. We provide funding, ideas, advice and real estate and hotel development experience to our partners and co-stakeholders in the various projects. The people who enter into projects with us may be bigger, more experienced real estate development companies or they may be individuals or small entities without a lot of funds. Our partners and co-stakeholders may be invested in several projects or they may want to participate in the development of one particular project or area.

The end user of our products and services are tourists and residents and investors of the areas where our real estate projects are located. We are focusing on the leisure market and upscale development, so our intended end-users are high end tourists and business people.

Selection of Projects

Our experienced directors and officers evaluate prospective projects and potential partners to determine which projects we should invest in and to what extent and in which way we should become involved. Our board of directors has the final decision in these matters.

Status of any publicly announced new product or service

The current status of our development projects is as follows:

Cerro Bayo Mountain Resort Project - The Cerro Bayo Mountain Resort Project contains a Ski Center. The Ski Center’s amenities and facilities have been upgraded and are in operation.

Our plan, with our partners who own the remaining 75% of the project, is to develop the Cerro Bayo Mountain Resort. We intend to upgrade the existing ski resort and develop 1,300 acres in the surrounding alpine village. On the mountain, we intend to develop a private gated community and over 400,000 square meters of buildings dedicated to luxury ski-in ski-out villas, condominiums, 3 hotels, commercial space, spas, retail stores and restaurants.

The master plan and architectural and urbanism designs for the new developments on the Cerro Bayo Mountain Resort Project are being finalized and we expect the permitting phase of the project will begin in the summer of 2008. We expect the initial development of at least one hotel and the commercial areas should begin after October 2008.

Santa Maria De Los Andes Project - Through this project, we intend to grow our own wine grapes, produce, bottle and sell our own wines. In partnership with the developers we also intend to develop a boutique resort and spa to provide accommodations for tourists to the vineyard. The construction of this hotel is scheduled to begin in the late summer to early fall of 2008. A portion of our 47 acres of land have been planted with vines of Premium Malbec and Shiraz wine grapes. Production is planned to begin in approximately 3 years. The entire Santa Maria de los Andes Project covers approximately 1,848 acres and we own only 47 acres of that area. We, our guests and any subsequent investors to whom we may sell properties on this project, will have the right to use common areas that are developed on the property by the developers of other sections of the Santa Maria de los Andes project. The plans for the development of the broader Santa Maria de los Andes project a club house, an artisans’ village, equestrian facilities and polo fields. Investors will be required to pay maintenance fees for the facilities developed in the common areas. These planned facilities are scheduled for completion by approximately the end of 2008.

Puerto Madero “Docks 2&3” Project - The master plan and all architectural and engineering designs have been finalized for this project. Most permitting and licensing has been obtained. We expect the pre-fabrication of the floating docks, buildings, promenades and other facilities to have begun by the end of June 2008. We expect the first building phase of the project to be ready for occupancy by January 2009. The first phase is expected to bring the high end floating shopping mall, entertainment venues, restaurants, bars, a hotel, a spa & gym and a nightclub to approximately one third completion. We expect the other two thirds of the project to be completed by the fall of 2009.

Competitive business conditions and the company's competitive position in the industry and methods of competition

Cerro Bayo Mountain Resort Project Prices at Argentina’s up-market ski resorts are commonly 50-75% lower than those at their counterparts in the United States or Canada. Most Argentina’s up-market ski resorts are located in the midst of the incredibly beautiful Patagonia region, they offer year round attractiveness for an increasingly larger amount of world travelers.

We own 25% of the high-end Cerro Bayo Mountain Resort. The all-season, boutique development is located just outside Villa La Angostura in Patagonia, Argentina.

The Cerro Bayo Mountain Resort is an established year round tourist destination within the Nahuel Haupi National Park. Visitors enjoy Cerro Bayo’s view of Nahuel Huapi Lake and its outdoor activities including kayaking, fishing, hiking, mountain biking and rock climbing. During the past winter season, which ended in October 2007, Cerro Bayo welcomed over 26,000 visitors of various skill levels to its 20 signaled ski and snowboard runs.

Our competition, Bariloche, is located 45 minutes away and is a very popular ski destination. Bariloche is generally accepted to be the most popular skiing destination in South America. We expect our development plan to increase the Cerro Bayo Mountain Resort’s ability to compete with Bariloche and enable it to offer equal or better skiing, winter activity, accommodations, dining, shopping and nightlife options. When we have completed our development plan, we expect Cerro Bayo Mountain Resort to be on par with or better than Bariloche in appeal to mountain resort visitors.

Sta Maria De Los Andes Project – Through this project, we intend to grow our own wine grapes, produce, bottle and sell our own wines. We also intend to develop a boutique resort & spa in partnership with the project developers to provide accommodations for tourists to the vineyard. Argentina is one of the world’s well-know wine producing nations. The Mendoza region produces the high quality Malbec and Shiraz wine grapes. The land in the Santa Maria de los Andes Project is in what we believe to be the best and most fertile area of Mendoza. We have premium vines growing on the property. In order to sell our wine, we will face a lot of competition from other Argentinean wineries and from wineries all over the world, some large and some small. We will face competitive pressures to produce high quantities at low prices for export into other markets in an attempt to become a profitable winery. Also, we expect to have to build the profile and reputation of our winery before developing a client base. While we recognize that competition in the wine business is serious and steep, we believe that our land, our vines and our oenologist, Alberto Antonini who is considered one of the best in the world, will put us in a good competitive position in relation to other new, small wineries once we start producing and bottling our own wine.

Puerto Madero “Docks 2&3” Project - This project, of which we own 20%, is planned to contain a high end floating shopping mall, entertainment venues, restaurants, bars, a marina, a hotel, a spa & gym and a nightclub and it is being developed by a partnership led by Fiducia Capital Group and Proideas Development companies in the Puerto Madero district of Buenos Aires.

When this project is operational, we will compete with many other establishments offering similar services. We intend to distinguish our development by using innovative design by the famous Rockwell Group out of New York and the novel and unique concept of a floating shopping center and entertainment venue with an outdoor promenade meandering through restaurants, bars, a marina and three docked ships. The three docked ships will contain a Boutique Hotel, a high-end Discotheque and an upscale Spa and Fitness Center. We intend to make this project competitive by making it unique and by locating it in prime spot in Buenos Aires. We also intend to lease the retail and entertainment space to the most well known and sought after retailers, restaurateurs, hoteliers and other luxury services and products tenants. We expect that these factors will ensure the project’s appeal to consumers.

General – There are many real estate development companies who may attempt to invest in the same projects that we choose to invest in. Furthermore, other real estate developers may develop similar projects to ours to compete with our projects. Our board of directors considers these factors when determining which projects we should invest in; however, our board of directors cannot avoid or prevent these situations from arising.

In situations where there are competing attempts to seize particular investment opportunities, we intend to build and maintain relationships with potential or current development partners and offer not only funding for products but our ideas and expertise. In this way, we believe that we will be competitive in obtaining investment opportunities.

In situations where there are developments that compete with our offerings, we intend to attempt to ensure that our projects are competitive by obtaining business and planning advice, proper financing and ensuring that the development and operations of our projects are under good management.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts

We have obtained from the Municipality of Buenos Aires a 20 year lease renewable for another 20 years to exploit the water surface of the Docks 2 & 3 located where Puerto Madero’s historic Shipyards use to operate.

We have obtained the approval by the province of Neuquén for the concession of approximately 500 acres of land adjacent to the Cerro Bayo project. 220 Acres will be given in outright property to increase the size of the Ski Resort and the Real estate developments. The other approximately 300 acres can be developed and exploited for 60 years renewable for 20 years more, at the end of which they will return to the province with all the improvements that have been developed on them. This concession still has pending the ratification by the new Provincial government which took office in December 2007.

Government Approval and Compliance with Laws

As any other Real Estate Development everywhere in the world, all projects require approvals and licenses from various federal, provincial and municipal governmental agencies and offices. All of our projects have been planned and designed to comply with all approval, licensing, planning, zoning, building, environmental, use and occupancy laws and regulations. The permitting process is an ongoing one all throughout the development phases of the projects.

Employees

As a U.S.-based company with interests in overseas projects, we only require a small number of direct employees based at Star Resorts’ headquarters in Miami. Currently, we only employ our President/CEO and our CFO, who both work full time for the company. All workers needed for each project are directly employed by the local companies set up in each location to develop the project.

Reports to security holders

We file reports with the Securities and Exchange Commission annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov.

RISK FACTORS

An investment in our common shares involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our common shares. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company

1. We have a limited history of operations and have incurred only losses and no revenues since inception (November 8, 2005). We may not be able to successfully implement our business plan, our business may fail and investors could lose all of their investment in our company.

We have a limited history of operations and have incurred only losses and no revenues since inception (November 8, 2005). Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. Also, there is no way for potential investors to analyze an investment in our company based on prior performance. We may continue to experience net losses for the foreseeable future. We have and will continue to incur significant costs, including the issuance of shares of our common stock as one form of payment, researching, acquiring and developing interests in real estate development projects. We may not be able to sell or lease any or all of our interests. If we are able to sell or lease our interests in the real property development, it will likely take a long time and may not bring us a profit. We estimate that we will need approximately $ 4,570,876 in order to fund our proposed operations for the twelve months. We will require additional financing in order to fund our investment activities and our monthly overhead. There can be no assurance that we will be able to obtain the additional financing we require, or be able to obtain such additional financing on terms favorable to our company. Because of our limited history of operations, losses, lack of revenue and need for additional financing, We may not be able to successfully implement our business plan, our business may fail and investors could lose all of their investment in our company.

2. Our business requires significant expenditures which we must make before realizing any revenues and we may have problems financing our operations. If we are unable to obtain the additional financing we need, we may go out of business and investors would lose all of their investment in our company.

The development of our business will require us to make significant expenditures, including the issuance of shares of our common stock as one form of payment, before any revenues are recognized. We will continue to incur significant expenditures in connection with the acquisition, development, sale or lease of interests in real estate developments before we realize any revenue. Accordingly, our capital requirements will be obtained through additional financing. There can be no assurance that any required additional financing will be available to us or that any additional financing will not materially dilute the ownership of our shareholders. If we are unable to obtain the additional financing we need on terms we can accept and pay, we may go out of business and investors would lose all of their investment in our company.

3. Because our executive officers and directors control approximately 35% of common shares. Investors will have little or no control over our management or other matters requiring shareholder approval, which will frustrate shareholders’ attempts to change or improve the management of the company.

Our officers and directors beneficially own approximately 35% of the common voting shares of our company. Other investors will have little or no control over our management or other matters requiring shareholder approval. This will frustrate shareholders’ attempts to change or improve the management of the company.

4. Substantially all of our assets are outside the United States. Investors may not be able to enforce remedies under U.S. federal securities laws against us.

Substantially all of our assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against us.

5. If our co-investors fail, we will fail, causing losses to our investors.

The success of our real estate development investments will all depend on the success of the other investors in the same projects. All of the risk factors that apply to us also apply to the other companies that invest in real estate development projects with us. If another investor in one of our real estate development projects is negatively affected by the risk factors set out in this section or if it fails to meet its obligations under our agreements, defraud us or do not do a good job of its contributions to the development, then the entire project will likely fail and we will likely lose most or all of our investment in any given project, meaning our business operations will suffer and investors could lose some or all of their investment in us.

Risks Associated with Our Business

6. Our assumptions about the future performance of our investments in real estate development may be wrong. If we do not obtain the resale or lease amounts that we predict and fail earn a profit on any or all of our investments, we may never become profitable, our business could fail and investors could lose their entire investment in our company.

We focus our business on the acquisition, development and sale or lease of commercial and residential projects. In deciding whether to acquire an interest in a particular property or real estate development project, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based on expected resale or lease value, as applicable. We may be unable to obtain the resale or lease amount that we have predicted and fail earn a profit on any or all of our investments. If we do not become profitable, our business will fail and investors would lose their entire investment in our company.

7. Real estate development investment is highly speculative and our success depends on our ability to acquire, develop sell or lease our interests in many real estate development projects. Many variable factors beyond our control could cause us to fail to make a profit on any or all of our investments. If we do not become profitable, investors will lose their investment in our company.

Our business plan is to acquire, develop sell or lease interests in real estate developments. This is a highly speculative area and any or all of our investments could fail to perform as we predict. Many of our current projects are several years away from completion. All of our projects will be subject to national, regional and local economic, political and social changes, each of which could affect the demand for the specific types of real estate developments that we are or will become involved in. In addition, the financial success of each project depends on our ability – and the ability of our co-investors in any given project -- to plan and execute each particular project. In many cases, a project’s success will also be dependent on our ability to secure adequate financing to fund all or a portion of the development.

More specifically, in connection with the development of new projects and the redevelopment of existing projects, we will be subject to risks such as:

  deteriorating credit markets, which challenge our ability to obtain financing for our investments and projects on favorable terms, if at all;

  cyclical overbuilding, causing less demand for a particular real estate development than we expected;

  cost overruns, including increases in the cost of materials because of increased global demand (particularly in the price of steel, lumber, drywall, copper and concrete, which are significant components of construction costs);

  difficulties in obtaining or failures to obtain land use entitlements, occupancy and other government permits and authorizations;

  delays because of a number of factors, including unforeseen circumstances;

  changes in political views toward the proposed development, redevelopment or use;

  governmental restrictions on the nature or size of a project;

  strikes, labor disputes or supply disruptions;

  condemnation and taking of any of our projects by the government under eminent domain;

  shortages of qualified trade workers and building materials;

  development costs for projects not pursued to completion;

  earthquakes, floods, mudslides, fires, bad weather and other acts of God;

  design and construction defects and unforeseen or underestimated environmental and engineering problems;

  contractor and subcontractor disputes and mechanics’ liens; and

  lack of income until leasing or sale.

     Any or all of these risks could have an adverse affect on our business, operations, cash flow and ability to increase values for our stockholders. Any of these factors could cause us to fail to make a profit on any or all of our real estate development project investments. If we do not become profitable, investors will lose their investment in our company.

8. Operating risks may adversely affect our operations and investors be unable to obtain a return on their investment.

Our properties are subject to operating risks common to real estate development in general. These risks include: our ability to rent or sell our investment interests; competition from other real estate development investors; increases in operating costs due to inflation and other factors; downturns in market conditions and the economy generally; and, uninsurable damage to our investment properties. In addition, we may acquire properties or entities that are subject to liabilities, including environmental liabilities, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. For example, if any liability is asserted against us relating to any property in which we have an interest, we might have to pay substantial sums to settle the claim or fix what is wrong with the property. If this happens, our operations may suffer and investors could be unable to obtain a return on their investment.

Risks Related to Our Common Stock

9. Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

10. Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

11. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Third Quarter and Nine Months Summary

	Third Quarter Ended		Nine Months Ended
	December 31		December 31
	2007	2006	2007	2006
Revenue	$-	-	-	-
Operating Expenses	$184,102	22,308	321,462	37,258
Interest and Dividend Income	$-	-	-	-
Net Loss	$(184,102)	(22,308)	(321,462)	(37,258)

Revenue

We are presently in the exploration stage of our business. We have not earned any revenues to date, and do not anticipate earning revenues until we finish the development of the initial phases of the projects and start leasing them out and / or selling the real estate developed.

Net Loss

For the three months ended December 31, 2007, we had a net loss of $184,102 compared to a net loss of $22,308 for the three months ended December 31, 2006. This increase was primarily due to increases in salary expenses, professional fees and general and administrative expenses.

For the nine months ended December 31, 2007, we had a net loss of $321,462 compared to a net loss of $37,258 for the nine months ended December 31, 2006. This increase was primarily due to increases in salary expenses, professional fees and general and administrative expenses.

Expenses

Our operating expenses for the quarters ended December 31, 2007 and December, 2006 are outlined in the table below:

	Third Quarter Ended		Nine Months Ended
	December 31		December 31
	2007	2006	2007	2006
Property Expenses	-	4,000	2,851	6,450
Salary	73,000	-	129,020	-
Professional fees	3,400	500	7,250	8,946
Consulting	15,233	-	15,233	3,000
Stock transfer fees	1,629	17,000	1,640	17,000
General & Administrative	90,840	808	165,468	1,862
Total Expenses	$184,102	$22,308	$321,462	$37,258

Total operating expenses in the first nine months of 2007 increased by $284,204 compared to the same period in 2006 primarily due to an increase in property expenses, salary expenses, professional fees and general and administrative expenses.

Equity Compensation

As at December 31, 2007, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our executive officers.

Liquidity and Capital Resources

Working Capital

		Restated
	At December 31, 2007	At March 31, 2007
Current Assets	$19,231	$2,200
Current Liabilities	$5,650,000	1,200
Working Capital Surplus (Deficit)	$(5,630,769)	1,000

Cash Flows

	Nine Months Ended	Nine Months Ended
	December 31, 2007	December 31, 2006
Net cash provided (used) by operating activities	5,327,338	(37,258)
Net cash provided (used) by investing activities	(6,660,307)	-
Net cash provided (used) by Financing Activities	1,350,000	2,500
Change in cash	19,231	(34,758)
Net Loss	(321,462)	(37,258)

The increase in our working capital deficit to $(5,630,769) as at December 31, 2007 from a working capital surplus of $1,000 as at March 31, 2007 was primarily due to our increased activities and investment in real estate to carry out our business plan.

PLAN OF OPERATION

The following discussion and analysis summarizes our plan of operation for the next 12 months, our results of operations for the nine months ended December 31, 2007, and changes in our financial condition from our year ended March 31, 2007. The following discussion should be read in conjunction with our Management’s Discussion and Analysis and the financial statements filed in this Current Report and in our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007.

Anticipated Cash Requirements

Our estimated expenses for the next 12 months are as follows:

Expense	Cost
Property Expenses	$30,000
Salary	$144,000
Professional Fees	$45,000
Consulting Fees	$156,000
Stock Transfer Fees	$6,516
General and Administrative Fees	$363,360
Investment in Current and New Projects	$4,000,000
Total Expenses	$4,570,876

We recorded a net operating loss of $184,102 for the three months ended December 31, 2007 and have an accumulated deficit of $381,462 since inception.

As at December 31, 2007 we had cash of $19,231 and for the next 12 months, management anticipates that the minimum cash requirements to fund our proposed business plan and continued operations will be $4,570,876.

On April 8, 2008, we obtained $500,000 from Blue Mint Exploration Inc. and issued the second of two convertible promissory notes. For more information on the convertible promissory note, please see the note, which is incorporated as an exhibit to this current report on Form 8-K.

On February 19, 2008, we obtained $500,000 from Blue Mint Exploration Inc. and issued the first of two convertible promissory notes. For more information on the convertible promissory note, please see the note, which is incorporated as an exhibit to this current report on Form 8-K.

Accordingly we do not have sufficient funds to meet our planned expenditures over the next 12 months and will need to obtain further financing to fund our operations. See “Future Financings” below.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities during the next 12 month period.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies The financial statements of our company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of any assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Recently Issued Accounting Standards

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. We will consider SAB 107 during implementation of SFAS 123R.

FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require ant new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R) share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140”. This Statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This Statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the Statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. We do not expect the adoption of SFAS No. 155 to have a material effect on its financial condition or results of operations.

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an Amendment of FASB Statement No. 140.” This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The Statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This Statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. We do not expect the adoption of SFAS No. 156 to have a material effect on its financial condition or results of operations.

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Star Resorts does not expect the adoption of FIN 48 to have a material effect on its financial condition or results of operations.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. Star Resorts does not expect the adoption of SFAS No. 157 to have a material effect on its financial condition or results of operations.

In September 2006, FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires, among other things, that a company (1) recognize a net liability or asset to report the funded status of their defined benefit pensions and other postretirement plans on its balance sheet and (2) measure benefit plan assets and benefit obligations as of Star Resorts' balance sheet date. Calendar year-end companies with publicly traded equity securities are required to adopt the recognition and disclosure provisions of SFAS 158 as of March 31, 2007. Star Resorts does not expect the adoption of SFAS No. 158 to have a material effect on its financial condition or results of operations

In September 2006, the SEC announced Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 addresses how to quantify financial statement errors that arose in prior periods for purposes of assessing their materiality in the current period. It requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality. It clarifies that immaterial financial statement errors in a prior SEC filing can be corrected in subsequent filings without the need to amend the prior filing. In addition, SAB 108 provides transitional relief for correcting errors that would have been considered immaterial before its issuance. Star Resorts does not expect the adoption of SAB 108 to have a material effect on its financial condition or results of operations.

In April 2006, FASB issued Staff Position No. FIN No. 46R6, (“FSP 46R-6”), “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46R.” This FSP addresses how a reporting enterprise should determine the variability to be considered in applying FIN No. 46R, “Consolidation of Variable Interest Entities.” FIN No. 46R provides guidance on when to consolidate an entity based on exposure to risks and rewards, rather than voting control. It describes the characteristics of a variable interest entity (“VIE”) and how an entity that is involved with a VIE should determine whether its shares in the VIE’s risks and rewards extensively enough to be the VIE’s primary beneficiary and therefore consolidate it. The guidance in this FSP applied prospectively to all entities with which Star Resorts first became involved with and to all entities previously analyzed under FIN No. 46R when a reconsideration event occurred beginning July 1, 2006. Retrospective application of FIN No. 46R was permitted but not required. Star Resorts adopted this FSP prospectively. Application of this FSP has not had a material impact on the 2006 consolidated financial statements. The impact of this FSP on Star Resorts’ financial statements beyond 2006 is dependent upon the specifics of future arrangements.

The financial statements of Star Resorts have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

Star Resorts’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Income Taxes

Star Resorts utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Star Resorts generated deferred tax credits through net operating loss carryforwards. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined above.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive securities outstanding as of December 30, 2007 were 3,150,000 warrants convertible into one share of common stock. The exercise of these warrants would be anti-dilutive since Star Resorts is in a loss position, therefore they were not counted in the calculation of Earnings Per Share.

A common stock split of 7 to 1 occurred on April 17, 2007. The outstanding shares as at June 30, 2006 were restated to give retroactive effect to the stock split.

DESCRIPTION OF PROPERTIES

Office Space – We currently lease approximately 360 square feet of office space in the Bank of America building located on Brickell avenue’s financial district of Miami, Fl. The total rent is $3,200.00 per month and includes secretarial services, phone management services, utilities and parking. The landlord, Intelligent Office, is not related to Star Resorts.

Cerro Bayo Mountain Resort Project – We own 25% of this mountain resort project. This mountain resort project is a tourist destination year round. It is located within the Nahuel Haupi National Park close to the town of Villa la Angostura in the Argentinean Patagonia and overlooks the Nahuel Huapi Lake. Visitors participate in outdoor activities such as kayaking, fishing, hiking, mountain biking and rock climbing in the summer and skiing, snowboarding and snowmobiling in the winter. Along with owning the 25% interest in the Cerro Bayo Mountain Resort and Ski Center including all its land, Ski runs, Ski lifts, Service areas, Buildings, Base Camp, Restaurants,

Retail and other Amenities, we have invested in an additional 121 acres of land adjacent to the Cerro Bayo Mountain Resort Project. We plan to develop both the land surrounding the Ski Center and this additional 121 acres of land into hotels, condominiums, ski-in ski-out villas, spa facilities, new retail stores and additional restaurants.

As owner of a 25% interest in the project, Star Resorts will receive its corresponding share of the profits, if and when there are any, from the sale, lease or operation of the new real estate developed, such as the retail outlets, hotels and restaurants and from the operation of the Mountain Resort’s facilities and amenities.

Santa Maria De Los Andes Project - This is a winery and real estate development project in the province of Mendoza, Argentina. We own approximately 47 acres of vineyard land within the “Santa Maria de los Andes” project. On this land, we intend to grow our own wine grapes and produce, bottle and sell our own premium wines. If we choose to do so, we have the right and the ability to build up to 4 luxury villas within this land for lease to visitors or sale to investors in real estate. The entire Santa Maria de los Andes Project covers approximately 1,848 acres and we own only 47 acres of that area. We, our guests and any subsequent investors to whom we may sell properties on this project, have a right to use common areas that are developed on the property by the developers of other sections of the Santa Maria de los Andes project. The plans for the development of the broader Santa Maria de los Andes project include a club house, an artisans’ village, equestrian facilities and polo fields. Investors will be required to pay maintenance fees for the facilities developed in the common areas. These planned facilities are scheduled for completion by approximately the end of 2008. We also intend to participate in the development of accommodations for tourists to the vineyard by building and operating – in partnership with the developers of the project (Santa Maria de los Andes S.A.) - a boutique hotel and condo-hotel units planned to be branded and managed by a world renowned luxury hotel brand.

Our income stream from this project will come from the production and sale of premium wines, from the lease or sale of the real estate we develop on our land, and from the income that the hotel operation and condo sales.

Puerto Madero “Docks 2&3” Project - We own 20% of the Puerto Madero “Docks 2&3” Project, through our subsidiary, Inversiones del Dique S.A., an Argentine company. This project consists of a high end floating shopping mall, entertainment venues, restaurants, bars, a marina, a hotel, a spa & gym and a nightclub in the Puerto Madero district of Buenos Aires. It is being developed by a partnership led by Fiducia Capital Group which also owns 20 % of the project, and Proideas Development, which owns 50% of the project. We expect the first phase of this project to be ready by January 2009. After that we expect to receive our corresponding share of the income, when and if there is any, from the lease of the retail spaces, entertainment venues and marina slips to be developed.

INVESTMENT OBJECTIVES AND POLICIES

We intend to build shareholder value by strategically investing during the early stages of emerging real estate projects being developed by experienced high-end developers with a proven track record of success. We also plan to continue to look for “opportunity” properties both in emerging and booming markets which, due to their location and/or characteristics paired with a favorable purchase cost, could bring a high return on investment. We seek to benefit from the expertise and connections our management team has in the real estate and hospitality industries, to bring added value and enhance the final products of our projects.

TAXES

All applicable Federal, Provincial and Local taxes payable, including Property Taxes are to be paid by our subsidiaries and partnership companies for each project we have invested in.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock known by us to be owned beneficially as of April 24, 2008 by: (i) each person (including any group) that owns more than 5% of any class of the voting securities of our company; (ii) each director and officer of our company; and (iii) directors and officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Beneficial ownership includes all shares held in the name of a person himself and all shares held in the name of another person or company over which the person himself exercises the right to vote and choose when and at which price to sell it. Beneficial ownership also includes all shares a person has the right to acquire (for example, upon exercise of an option or warrant) within 60 days of the date this form is to be filed.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(2)	Percent of Class (1)
Alejandro Aparicio President, CEO and Director 701 Brickell Ave., Suite 1550, Miami, FL	Common Stock	0	*
James J. Pierce, Chief Financial Officer 701 Brickell Ave., Suite 1550, Miami, FL	Common Stock	0	*
David Craven Secretary and Director 14 Rue De Malagny Gland Switzerland	Common Stock	22,300,000(3)	34.6%
Max Pozzoni, Director 483 Green Lanes, London UK N13 4BS	Common Stock	0	*
Directors and Officers (as a group; four individuals)	Common Stock	22,300,000	34.6%
5% Stockholders
Katrina Macalpine 3665 Arista Way Apt 1717 Missisauga ON Canada	Common Stock	3,150,000	5%
Banque SCS Alliance SA Route De Chancy 6b Case Postal 64 Geneva 8 Switzerland CH 1211	Common Stock	7,175,000	11.1%

(1)Based on 64,475,000 shares of our common stock issued and outstanding as of April 25, 2008
(2) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(3) Including 2,200,000 shares of our common stock held in Mr. Craven’s own name, 6,900,000 shares of our common stock held in the name of Latin Star Developments Inc. and 13,200,000 shares of our common stock held in the name of K I F Capital Corp.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position with the Company	Served as a Director and Officer Since
Alejandro Aparicio	47	President, CEO & Director	Officer since August 1, 2007 Director since December 14, 2007
James J. Pierce	32	Chief Financial Officer	April 1, 2008
David Craven	51	Secretary & Director	Officer and director since March 8, 2007
Max Pozzoni	32	Director	April 1, 2008

Alejandro Aparicio, President, CEO & Director

Alejandro Aparicio is an entrepreneur and corporate executive in the real estate development, hospitality, financial, and international trade industries. He has worked as an international consultant in the hotel and food & beverage industry development and operations. Mr. Aparicio has over 15 years of experience in acquisitions, development, and asset management of hotels, condo-hotels and food & beverage enterprises throughout the Americas and the Caribbean. He is also a guest speaker at conventions and symposiums on hotel and condo-hotel structures, development and operations.

Mr. Aparicio’s executive positions at major Real Estate Development and Hotel Operating companies have involved partnerships and negotiations with most world-class Hospitality groups including Starwood, Ritz Carlton, Mandarin Oriental, Hyatt and Radisson.

In the previous 5 years, as Executive Vice President at Fortune International Group – one of the largest private Development and Sales & Marketing Companies in Florida and Latin America – he created, structured and managed the Hospitality division responsible for developing, marketing and operating a Four Diamond Le Meridien Condo-Hotel & Beach Resort in Miami and several other luxury residential and hotel properties which include a Ritz Carlton Club & Residences and a Mandarin Oriental Resort & Residences.

Mr. Aparicio has no prior experience as a director or officer of a public company.

Mr. Aparicio received his Bachelor Of Science In Business Administration (BSBA) and Master In Business Administration at Boston University, Boston, MA.

David Craven, Secretary & Director

After graduating in Mathematics and Sociology from University College Loughborough in the UK, David spent almost 10 years in the mining industry, purchasing mining equipment for the National Coal Board at its Yorkshire headquarters in Doncaster. Following the decline of the coal mining industry in the UK David spend several years working in retail, in the purchasing and accounting departments of several large retail food chains.

In 1987, Mr. Craven joined a small financial services company, Edwin Hargitt & Company, based in Lausanne, Switzerland. As Chief Portfolio Manager, he was instrumental in expanding the business into London. In 1989, Mr. Craven was offered a position with EuroHelvetia TrustCo S.A., where he remains to this day, becoming a Director of the company in 2005 dealing with the development of start up companies, primarily in the Oil & Gas industry and property development.

James J. Pierce

Mr. Pierce has a broad financial background that includes more than eight years of experience in equity trading, commodity trading, global marketing and finance. From 2001 to 2004, Mr. Pierce acted as the Assistant Vice-President of Biscayne Americas LLC. From 2004 to 2007, James also developed and maintained a sole proprietorship global community trading company called Jpierce Investments Inc., where he structured several joint venture agreements between global corporations. Jpierce Investments Inc. now has agents and suppliers in South America, the United States, Middle East and Europe.

James holds a Masters of Science in Economics with an emphasis on Finance which he earned from the University of Kansas in 2000. James is fluent in English and Spanish, both verbal and written.

Mr. Pierce has no previous experience as a director or officer of a public company.

Massimiliano Pozzoni, Director

Mr Pozzoni has served as Chief Financial Officer of True North Energy Corporation, a U.S. public company engaged in oil and gas operations, since January 27th 2006. From March 2004 until January 18, 2007, Mr. Pozzoni served as Vice President and Director for Falcon Natural Gas Corp., a U.S. public company engaged in oil and gas operations. From May 1998 to June 2001, Max Pozzoni was employed by Schlumberger Oilfield Services as an Application Engineer. During the summer of 2002, Mr. Pozzoni joined Lehman Brothers Inc while completing his Masters in Business Administration at the London Business School. Mr Pozzoni holds a BSc in International Business from the University of Kansas (1998) and an MBA from the London Business School (2003).

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued to our named executive officers and to our directors, during the fiscal year ended March 31, 2008.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alejandro Aparicio(1) President, CEO and Director	2008	36,000	Nil	Nil	Nil	Nil	Nil	60,000(7)	96,000
James J. Pierce(2) Chief Financial Officer	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
David Craven(3) Secretary and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Max Pozzoni(4) Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Enrique Abaroa Martinez(5) Former CFO and Director	2008	88,000	24,000	Nil	Nil	Nil	Nil	Nil	112,000
Geoffrey Lowndes Evett(6) Former Director	2008	Nil	15,000	Nil	Nil	Nil	Nil	30,000(7)	45,000

(1)	Principal Executive Officer since August 1, 2007, director since December 14, 2007.
(2)	Principal Financial Officer since April 1, 2008.
(3)	Officer & Director since March 8, 2007, resigned as President and Treasurer on May 14, 2007.
(4)	Director since April 1, 2008.
(5)	Resigned as CFO and Director on March 31, 2008.
(6)	Resigned as Director on March 31, 2008.
(7)	This amount represents consulting fees received.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of our latest fiscal year end (March 31, 2008.)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards : Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Alejandro Aparicio(1) President, CEO and Director	Nil	Nil	Nil	Nil	--	Nil	Nil	Nil	Nil
James J. Pierce(2) Chief Financial Officer	Nil	Nil	Nil	Nil	--	Nil	Nil	Nil	Nil
David Craven(3) Secretary and Director	Nil	Nil	Nil	Nil	--	Nil	Nil	Nil	Nil
Enrique Abaroa Martinez(4) CFO and Director	Nil	Nil	Nil	Nil	--	Nil	Nil	Nil	Nil

(1)	Principal Executive Officer since August 1, 2007, director since December 14, 2007.
(2)	Principal Financial Officer since April 1, 2008.
(3)	Officer & Director since March 8, 2007, resigned as President and Treasurer on May 14, 2007.
(4)	Resigned as CFO and Director on March 31, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year (March 31, 2008) for each of the named executive officers on an aggregated basis.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Aquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Aquired on Vesting (#)	Value Realized on Vesting ($)
Alejandro Aparicio(1) President, CEO and Director	Nil	Nil	Nil	Nil
James J. Pierce(2) Chief Financial Officer	Nil	Nil	Nil	Nil
David Craven(3) Secretary and Director	Nil	Nil	Nil	Nil
Enrique Abaroa Martinez(4) Former CFO and Director	Nil	Nil	Nil	Nil

(1)	Principal Executive Officer since August 1, 2007, director since December 14, 2007.
(2)	Principal Financial Officer since April 1, 2008.
(3)	Officer & Director since March 8, 2007, resigned as President and Treasurer on May 14, 2007.
(4)	Resigned as CFO and Director on March 31, 2008.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Other than as described below, as of the end of our latest fiscal year (March 31, 2007), we had no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment as a result of resignation, retirement, change of control or a change of responsibilities following a change of control:

1. We have an employment agreement with Alejandro Aparicio for his services as Chief Executive Officer. Pursuant to that agreement, we have agreed to issue up to 6,000,000 shares of our common stock to Mr. Aparicio on three different dates, beginning on August 1, 2008. If the employment agreement is terminated, Mr. Aparicio will receive only those pro rated shares that he has earned under the employment agreement to the date of termination, including the notice period provided for in the employment agreement.

However, all 6,000,000 shares are to be issued and delivered to Mr. Aparicio if any of the following events occur: (i) a change in control that relates to 50% or more of the issued and outstanding shares; (ii) a replacement of more than the majority of the board of directors that is unauthorized by a majority of the individuals who were members of board of directors on the date of the employment agreement; (iii) the merger, consolidation or sale of fifty percent (50%) or more of the assets; or, (iv) the execution by our company of an agreement providing for any of the events set forth in (i) to (iii) above .

The employment agreement is incorporated by reference as exhibits to this Current Report of Form 8-K.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the fiscal year ended March 31, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

There were no stock options outstanding as at March 31, 2007.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2007.

We have no present formal plan for compensating our directors for their service in their capacity as directors, although in the future, such directors are expected to receive compensation and options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Item 9.01        Financial Statements and Exhibits

FINANCIAL STATEMENTS

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 21, 2008 Star Resorts Development Inc. (“Star Resorts”), (“the Company”), entered into an assignment agreement with Latin Star Developments Inc. (“Latin Star”), a Nevis company wholly-owned by a director of Star Resorts, David Craven. Latin Star owns rights to shares and other assets (the “Assets”) through a memoranda of understanding, a real estate purchase agreement and other related documents (collectively, the “Memoranda”). The Memoranda may be assigned by Latin Star to the Company without the consent of any other parties;

In accordance with the Memoranda, Latin Star has paid the amount of $3,450,000: the sum of $3,250,000 pursuant to the memorandum of understanding and the sum of $200,000 pursuant to the real estate purchase agreement.

Under the terms of the assignment agreement, Latin Star assigned to Star Resorts all of Latin Star’s right, title, interest in the Assets for consideration of 6,900,000 shares of Star Resorts common stock. The assets relate to an agreement to jointly purchase 50% (25% each) of the stock of Cerro Bayo, S.A., an Argentinian company with a 100% ownership interest in a ski resort having options on land, in the city of Angostura, Argentina.

A copy of the agreements relating to the above transactions were attached as exhibits to the report on Form 8-K filed January 24, 2008. The foregoing summary of the agreement is qualified in its entirety by reference to such exhibits.

Star Resorts filed a current report on Form 8-K on January 24, 2008 to announce the Assignment Agreement pursuant to which Star Resorts acquired those certain assets of Latin Star on January 21, 2007. Star Resorts is filing this Amendment No. 1 on Form 8-K/A to From 8-K to include the unaudited quarterly statements of Star Resorts and the pro forma financial information required by Item 9.01of Form 8-K.

Pro Forma Financial Information:

Unaudited pro forma financial information

Unaudited Pro Forma Balance Sheet of Star Resorts as of December 31, 2007

Unaudited Pro Forma Statement of Operations of Star Resorts for the nine months ended December 31, 2007

Notes to unaudited Pro Forma Financial Statements

STAR RESORTS DEVELOPMENT, INC.
(A Development Stage Company)
PRO FORMA BALANCE SHEET
as of December 31, 2007
(Unaudited)

	Historical	Pro Forma		Pro Forma
	Statement	Adjustments		Results
ASSETS
CURRENT ASSETS
Cash	$19,231			$19,231
Deposits	-
Total Current Assets	19,231			19,231

OTHER ASSETS
Investment in Cerro Bayo Project	4,086,500	(3,250,000)	(1)	836,500
Investment in Sta. Maria De Los Andes Project	623,807	(200,000)	(1)	423,807
Investment in Puerto Madera Project	1,300,000			1,300,000
Investment in Land	650,000			650,000
Investment in Joint Venture		3,450,000	(1)	3,450,000
Total Other Assets	6,660,307			$6,660,307

TOTAL ASSETS	$6,679,538			$6,679,538

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-			$-
Subscriptions Received: Cash	2,200,000			2,200,000
Subscriptons Received: Assets	3,450,000	(3,450,000)	(2)	-
Total Current Liabilities	5,650,000			2,200,000

Total Liabilities	5,650,000			2,200,000

STOCKHOLDERS' EQUITY
Common stock, 525,000,000 shares authorized,
$0.001 par value; 59,825,000 were issued and
outstanding	52,925	6,900	(3)	59,825
Additional paid-in capital	1,358,075	3,443,100	(4)	4,801,175
Accumulated deficit	(381,462)			(381,462)

Total Stockholder's Equity	1,029,538			$4,479,538

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,679,538	$-		$6,679,538

The accompanying notes are an integral part of these pro forma financial statements.

STAR RESORTS DEVELOPMENT, INC.
(A Developoment Stage Company)
PRO FORMA STATEMENT OF OPERATIONS
(Unaudited)

	For the
	Nine Months Ended
	December 31,	Pro Forma	Pro Forms
	2007	Adjustments	Results

SALES	$-		$-

COST OF GOODS SOLD	-		-

GROSS PROFIT	-		-

EXPENSES

Property Expenses	2,851		2,851
Salary	129,020		129,020
Professional fees	7,250		7,250
Consulting	15,233		15,233
Stock transfer fees	1,640		1,640
General and administrative	165,468		165,468
TOTAL EXPENSES	321,462		321,462

LOSS FROM OPERATIONS	(321,462)		(321,462)

OTHER INCOME (EXPENSE)	-		-

LOSS BEFORE INCOME TAXES	(321,462)		(321,462)

INCOME TAXES	-		-

NET LOSS	$(321,462)		$(321,462)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0)		$(0)

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	50,702,545		50,702,545

The accompanying notes are an integral part of these pro forma financial statements.

STAR RESORTS DEVELOPMENT INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Description if Pro Forma Adjustments (December 31, 2007 Balance Sheet)

(a)	This column represents the historical unaudited balance sheet of Star Resorts Development Inc. (“Star Resorts”) as of December 31, 2007.

(b)	This column represents the purchase price adjustments for the acquisition of assets from Latin Star Developments, Inc. (“Latin Star”) as follows:

(1)

Represents reclassification of balance sheet items related to the acquisition to “Investment in Joint Venture”. This is to recognize the formation of joint venture with the execution of the assignment agreement with Latin Star and to consolidate all related investments.

	(2)	Represents the purchase price of the assets acquired from Latin Star.

	(3)	Represents shares issued to Latin Star under the assignment agreement.

	(4)	Represents the Additional paid-in capital of the shares issued to Latin Star under the assignment agreement.

Description if Pro Forma Statement of Operations (Nine months ended December 31, 2007)

This represents the historical Statement of Operations of Star Resorts for the nine months ended December 31, 2007. The execution of the assignment agreement with Latin Star had no effect on pro forma loss from operations or net loss per common share as of December 31, 2007.

EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 15, 2006 and incorporated herein by reference.
3.2	By-laws of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 15, 2006 and incorporated herein by reference.
3.3	Certificate of Change, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on April 19, 2007 and incorporated herein by reference
3.4	Articles of Merger, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on April 19, 2007 and incorporated herein by reference
10.8	Employment Agreement (Alejandro Aparicio) filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about September 10, 2007 and incorporated herein by reference.
10.20	Subscription Agreement filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about September 11, 2007 and incorporated herein by reference.
10.11	Warrant certificate filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about September 11, 2007 and incorporated herein by reference.
10.12	Subscription Agreement filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about October 29, 2007 and incorporated herein by reference.
10.13	Warrant certificate filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about October 29, 2007 and incorporated herein by reference.
10.14	Form of Subscription Agreement filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about November 28, 2007 and incorporated herein by reference.
10.15	Form of Warrant certificate filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about November 28, 2007 and incorporated herein by reference.
10.16	Assignment Agreement dated December 20, 2007 filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about January 24, 2008 and incorporated herein by reference.
10.17	Consulting Agreement dated effective October 1, 2007 filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about January 31, 2008 and incorporated herein by reference.
10.18	Convertible Promissory Note filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about April 10, 2008 and incorporated herein by reference.
10.19	Convertible Promissory Note filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about February 25, 2008 and incorporated herein by reference.
10.20	Employment Agreement with James Pierce filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about April 4, 2008 and incorporated herein by reference.
10.21	Lease Agreement with Intelligent Office
21.1	List of Subsidiaries of Star Resorts Development Inc.: Inversiones del Dique S.A., an Argentine company (50% owned by Star Resorts Development Inc.)
99.1	Press Release regarding the closing of the Assignment Agreement, dated April 28, 2008*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ Alejandro Aparicio
Alejandro Aparicio
President and CEO

April 25, 2008